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                                                                   Exhibit 1

                         United States Steel Corporation

                               8,000,000 Shares of

                     Common Stock, Par Value $1.00 Per Share

                             UNDERWRITING AGREEMENT



                                                              March 3, 2004

Goldman, Sachs & Co.
  85 Broad Street
  New York, New York  10004

J.P. Morgan Securities Inc.
  277 Park Avenue
  New York, New York  10172

Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York 10036

As Representatives of the
  several Underwriters listed
  in Schedule 1 hereto

Ladies and Gentlemen:

         United States Steel Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in
Schedule 1 hereto (the "Underwriters"), for whom Goldman, Sachs & Co. Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as representatives (the "Representatives"), 8,000,000 shares (the "Firm Shares") of its common stock, par value $1.00 per share (the "Common Stock"), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,200,000 additional shares (the "Optional Shares") of its Common Stock. The Firm Shares and the Optional Shares, if any, which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Designated Shares".

         The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Designated Shares, as follows:

         1. Registration Statements. Two registration statements on Form S-3 (File No. 333-99273 and 333-112257) (the "Initial Registration Statements") in respect of the Designated

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Shares have been filed with the Securities and Exchange Commission (the
"Commission"); and the Initial Registration Statements and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to the Initial Registration Statements, but including all documents incorporated by reference in the prospectus included in the latest registration statement, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statements or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives) (the various parts of the Initial Registration Statements and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statements at the time such part of the Initial Registration Statements became effective, each as amended at the time such part of the Initial Registration Statements became effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Designated Shares, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Prospectus; any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Prospectus; any reference to any amendment to the Initial Registration Statements shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Shares in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a)(ii) hereof, including any documents incorporated by reference therein as of the date of such filing);

         2. Purchase of the Designated Shares by the Underwriters. (a) The Company agrees to issue and sell the Firm Shares and Optional Shares, if any, to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company at a purchase price of $36.77 per share (the "Purchase Price") the respective number of Firm Shares set forth opposite such Underwriter's name in Schedule 1 hereto and the respective number of Optional Shares determined in the manner set forth in Section 2(c) hereof.

         (b) The Underwriters may elect to purchase Optional Shares for the sole purpose of covering sales in excess of the number of Firm Shares at any time in whole, or from time to time in part, upon written notice to the Company within 30 calendar days after the date of this



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Agreement. Such notice shall set forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery (as defined in Section 2(d) hereof) or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

         (c) The number of Optional Shares to be purchased by each Underwriter shall be, in each case, the number of Optional Shares which the Company has been advised by the Representatives have been attributed to such Underwriter; provided that, if the Company has not been so advised, the number of Optional Shares to be so added shall be, in each case, that proportion of Optional Shares which the number of Firm Shares to be purchased by such Underwriter as set forth in Schedule 1 hereto bears to the aggregate number of Firm Shares (rounded as the Representatives may determine to the nearest 100 shares). The total number of Designated Shares to be purchased by all the Underwriters pursuant to this Agreement shall be the aggregate number of Firm Shares set forth in Schedule 1 hereto plus the aggregate number of Optional Shares which the Underwriters elect to purchase.

         (d) Certificates for the Firm Shares and the Optional Shares purchased by each Underwriter under this Agreement will be in definitive form, in such denominations and registered in such names as the Representatives request upon at least forty-eight hours' prior notice to the Company, and shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance, (i) with respect to the Firm Shares, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on March 9, 2004 or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "First Time of Delivery" and (ii) with respect to the Optional Shares, if any, at the place and time and date as the Representatives and the Company may agree upon in writing, such time and date, if not the First Time of Delivery, herein called the "Second Time of Delivery". Each such time and date for delivery is herein called a "Time of Delivery".

         (e) The Company understands that the Underwriters intend to make a public offering of the Designated Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Designated Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Designated Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Designated Shares purchased by it to or through any Underwriter.

         3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

         (a) Registration Statement and Prospectus. The Registration Statement has become effective under the Securities Act; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been



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initiated or threatened by the Commission; as of its applicable effective date and any amendment thereto, the Registration Statement and Prospectus complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of each Time of Delivery, the Registration Statement and Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

         (b) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) Company Organization and Good Standing. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

         (d) Subsidiary Organization and Good Standing. Each subsidiary listed on Annex A (each, a "Designated Subsidiary") of the Company has been duly incorporated or otherwise organized and is an existing corporation, limited liability company or other business entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate, limited liability company and other) to own its properties and conduct its business as described in the Prospectus; and each Designated Subsidiary of the Company is duly qualified to do business as a foreign corporation or other business entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity securities of each Designated Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the shares of capital stock or other equity securities of each Designated Subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects, except such liens, encumbrances and defects that would not, individually or in the aggregate, have a Material Adverse Effect. The entities listed on


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Annex A hereto include every subsidiary of the Company that is a "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X, substituting 5% thresholds for the 10% thresholds throughout such definition)
 of the Company.

         (e) Due Authorization. The Designated Shares have been duly and validly authorized, and, when issued, paid for and delivered pursuant to this Agreement, such Designated Shares will be duly and validly issued and fully paid and non-assessable; the Designated Shares conform to the description thereof contained in the Prospectus.

         (f) Capitalization. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. The Company has an authorized capitalization as of December 31, 2003 as set forth in the Prospectus.

         (g) No Broker's Fees. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

         (h) No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

         (i) NYSE Listing. The outstanding shares of Common Stock are listed on The New York Stock Exchange (the "NYSE") and the Company has applied to have the Designated Shares approved for listing on the NYSE.

         (j) No Consents Required. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the issuance and sale of the Designated Shares by the Company, except such as have been obtained and made under the Securities Act and such as may be required under state securities laws.

         (k) No Conflicts. The execution, delivery and performance of this Agreement and the issuance and sale of the Designated Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Designated Subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such Designated Subsidiary is a party or by which the Company or any such Designated Subsidiary is bound or to which any of the properties of the Company or any such Designated Subsidiary is subject, or the charter or by-laws of the Company or any such Designated Subsidiary.


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         (l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

         (m) No Violation or Default. Neither the Company nor any of the Designated Subsidiaries is (i) in violation of its respective charter or by-laws or other organizational documents, (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any Designated Subsidiaries is a party or by which the Company or any Designated Subsidiaries or their respective property is bound, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for such defaults and violations in the case of these clauses (ii) and (iii) that would not, individually or in the aggregate, have a Material Adverse Effect.

         (n) Title to Real and Personal Property. Except as disclosed in the Prospectus, the Company and the Designated Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such liens, encumbrances and defects that would not, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the business of the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries own or lease all properties and assets necessary to conduct their business as described in the Prospectus.

         (o) Licenses and Permits. The Company and the Designated Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct their business as described in the Prospectus and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any Designated Subsidiary, would reasonably be expected to have a Material Adverse Effect.

         (p) No Labor Disputes. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (q) Title to Intellectual Property. The Company and the Designated Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct its business as described in the Prospectus, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Designated Subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.


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         (r) Compliance With Environmental Laws. Except as disclosed in the
Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

         (s) Legal Proceedings. Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Designated Shares; and, to the Company's knowledge, no such actions, suits or proceedings are threatened.

         (t) Financial Statements of the Company. The financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information of the Company included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

         (u) Pro Forma Financial Information. The pro forma financial information and the related notes thereto included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus.

         (v) Financial Statements of National. To the best of our knowledge, the financial statements of National Steel Corporation ("National") and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of National and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the


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periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information of National included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of National and its subsidiaries and presents fairly the information shown thereby.

         (w) Taxes. The Company and its Designated Subsidiaries have timely filed all material federal, state, local and foreign income tax returns that have been required to be filed and have paid all taxes indicated by said returns and all assessments received by any of them to the extent that such taxes have become due and are not being contested in good faith in appropriate proceedings. All material tax liabilities have been adequately provided for in the financial statements of the Company.

         (x) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock (other than an increase in the Company's authorized capital stock) or long term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than a dividend of $0.875 per share on the Company's Series B Mandatory Convertible Preferred Shares payable March 15, 2004 to holders of record at the close of business on March 1, 2004 and a dividend of $0.05 per share on the Company's Common Stock payable March 10, 2004 to holders of record at the close of business on February 18, 2004), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of (i), (ii) and (iii) above as otherwise disclosed in the Registration Statement and the Prospectus.

         (y) Reporting Requirements. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

         (z) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries and Ernst & Young LLP, who have certified certain financial statements of National and its subsidiaries, are each independent public accountants with respect to the entity for which they have certified financial statements as required by the Securities Act.


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         (aa) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

         (bb) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and, except as otherwise disclosed in the Prospectus, the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

         (cc) Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (dd) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (ee) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Designated Shares.

         (ff) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Designated Shares and the application of the proceeds thereof as


                                       9
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described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (gg) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company.

         4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

         (a) Filings with the Commission. The Company will (i) prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Underwriters and file such Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 a.m. New York City time on the business day immediately following the date of determination of the public offering price of the Designated Shares and, at the time of filing, either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act and (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Designated Shares or, if applicable, such earlier time as may be required by Rule 424(b) under the Securities Act; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

         (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, three copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Designated Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Designated Shares is required by law to be delivered in connection with sales of the Designated Shares by any Underwriter or dealer.

         (c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus during the Prospectus Delivery Period, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representatives reasonably objects.


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

         (d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective;
(ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information;
(iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose;
(v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Designated Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use all reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Designated Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

         (e) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

         (f) Blue Sky Compliance. The Company will qualify the Designated Shares for offer and sale under the securities or Blue Sky laws of such domestic jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Designated Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify,
(ii) file any general consent to service of process in any such jurisdiction or
(iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

         (g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

         (h) Clear Market. During the period beginning from the date hereof and continuing to and including the date that is 90 days after the date hereof, the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Designated Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than pursuant to employee stock option, dividend reinvestment and 401(k) plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Representatives.

         (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Designated Shares as described in the Prospectus under the heading "Use of Proceeds".

         (j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Designated Shares.

         (k) NYSE Listing. The Company will use all reasonable efforts to list the Designated Shares on the NYSE, subject to official notice of issuance.

         5. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase Designated Shares at each Time of Delivery as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

         (a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

         (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of each Time of Delivery; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of each Time of Delivery.

         (c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities issued or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and
(ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

         (d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(x) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Designated Shares on the terms and in the manner contemplated by this Agreement and the Prospectus.

         (e) Officer's Certificate. The Representatives shall have received on and as of each Time of Delivery a certificate of an executive officer of the Company who has specific knowledge of the Company's financial matters and is reasonably satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Time of Delivery and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

         (f) Comfort Letters for the Company. On the date of this Agreement and at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the Company's financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered at each Time of Delivery shall use a "cut-off" date no more than three business days prior to the applicable Time of Delivery.

         (g) Comfort Letters for National. On the date of this Agreement and at each Time of Delivery, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to National's financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered at each Time of Delivery shall use a "cut-off" date no more than three business days prior to the applicable Time of Delivery.

         (h) Opinion of Counsel for the Company. Robert M. Stanton, Assistant General Counsel of the Company, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated each Time of Delivery and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

         (i) Opinion of Special Slovakian Counsel of the Company. Erika Csekes of Csekes, Vilagi, Drgonec & Partners, special Slovakian counsel for the Company, shall have furnished to the Representatives, at the request of the Company, her written opinion, dated each Time of Delivery and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

         (j) Opinion of Outside Counsel of the Company. Morgan, Lewis & Bockius LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated each Time of Delivery and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

         (k) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of each Time of Delivery an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

         (l) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of any Time of Delivery, prevent the issuance or sale of the Designated Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of any Time of Delivery, prevent the issuance or sale of the Designated Shares.

         (m) Good Standing. The Representatives shall have received on and as of each Time of Delivery satisfactory evidence of the good standing of the Company and its Designated Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

         (n) Additional Documents. On or prior to each Time of Delivery, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

         (o) NYSE Listing. The Designated Shares at each Time of Delivery shall have been duly listed on the NYSE, subject to official notice of issuance.

         (p) Lock-Up Letters. As of the date hereof, the Company shall have furnished to the Representatives lock-up letters from each officer and director of the Company listed on Annex E hereto, with a term of 90 days from the date hereof, which shall not apply to options (and Common Stock received upon the exercise of such options) and/or stock appreciation rights for up to 15,000 shares of Common Stock granted pursuant to employee stock option plans, and otherwise in form and substance satisfactory to the Representatives.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         6. Indemnification and Contribution.

         (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

         (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the statements concerning the Underwriters contained in the seventh, eighth and ninth paragraphs under the heading "Underwriting".

         (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 6(a) and (b) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 6(a) and (b). If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified
Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

         (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Designated Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Designated Shares. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Designated Shares underwritten by such Underwriter were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

         (f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

         7. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to each Time of Delivery (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Designated Shares on the terms and in the manner contemplated by this Agreement and the Prospectus.

         8. Defaulting Underwriter. (a) If, on any Time of Delivery, any Underwriter defaults on its obligation to purchase the Firm Shares or Optional Shares, as the case may be, that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Firm Shares or Optional Shares, as the case may be, by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Firm Shares or Optional Shares, as the case may be, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Firm Shares or Optional Shares, as the case may be, on such terms. If other persons become obligated or agree to purchase the Firm Shares or Optional Shares, as the case may be, of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the applicable Time of Delivery for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Designated Shares that a defaulting Underwriter agreed but failed to purchase.

         (b) If, after giving effect to any arrangements for the purchase of the Firm Shares or Optional Shares, as the case may be, of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Firm Shares or Optional Shares, as the case may be, that remains unpurchased does not exceed one-eleventh of the aggregate number of all the Firm Shares or Optional Shares, as the case may be, to be purchased at the respective Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Firm Shares or Optional Shares, as the case may be, that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the number of Firm Shares or Optional Shares, as the case may be, that such Underwriter agreed to purchase hereunder) of the Firm Shares or Optional Shares, as the case may be, of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

         (c) If, after giving effect to any arrangements for the purchase of the Firm Shares or Optional Shares, as the case may be, of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of such Firm Shares or Optional Shares, as the case may be, that remains unpurchased exceeds one-eleventh of the aggregate number of all Firm Shares or Optional Shares, as the case may be, to be purchased at the respective Time of Delivery, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

         (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

         9. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Designated Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing any Agreement Among Underwriters, this Agreement, closing documents (including compilations thereof) and any other documents in connection with the offer, purchase, sale and delivery of the Designated Shares;
(iv) the fees and expenses of the Company's counsel and independent accountants;
(v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Designated Shares under the laws of such domestic jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Designated Shares; (vii) the fees and expenses of any transfer agent or registrar (including related fees and expenses of any counsel to such parties);
(viii) the costs of preparing certificates for the Designated Shares; (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; and (x) all expenses incurred by the Company in connection with any "road show" presentation to potential investors.

         (b) If (i) this Agreement is terminated pursuant to Section 7, (ii) the Company for any reason fails to tender the Designated Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Designated Shares for any reason permitted under this

Agreement other than due to a termination pursuant to Section 8, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

         10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in
Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Designated Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

         11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Designated Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

         12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (d) the term "significant subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

         13. Miscellaneous. (a) Authority of the Representatives. Any action by the Representatives shall be taken by the Representatives jointly on behalf of the Representatives and the Underwriters, and any such action taken by the Representatives shall be binding upon the Representatives and the Underwriters.

         (b) Notices. All notices and other communications hereunder shall take effect upon receipt thereof. Notices to the Underwriters shall be given to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (fax:
212-357-5505), Attention: Registration Department; J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: 212-622-8358), Attention:
Syndicate Desk; and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036 (fax: 212-761-0316), Attention: Global Capital Markets (Equity) Syndicate Desk. Notices to the Company shall be given to it at 600 Grant Street, Pittsburgh, PA 15219-9776, (fax: 412-433-1145); Attention: Robert M. Stanton, Assistant General Counsel.

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

         (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                    Very truly yours,

                                    UNITED STATES STEEL CORPORATION


                                    By /s/ G. R. Haggerty
                                       ----------------------------------------
                                    Title:  Executive Vice President, Treasurer
                                            and Chief Financial Officer





Accepted:  March 3, 2004

GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
As Representatives of the several Underwriters listed in Schedule 1 hereto


         /s/ Goldman, Sachs & Co.
------------------------------------------
         (Goldman, Sachs & Co.)

J.P. MORGAN SECURITIES INC.


By       /s/ Eddy Allegaert
  ----------------------------------------
         Eddy Allegaert Vice President


MORGAN STANLEY & CO. INCORPORATED


By       /s/ R. Gregg Nabhan
  ----------------------------------------
         R. Gregg Nabhan

                                                                    Schedule 1



                                                                               Maximum Number of
                                                  Number of Firm Shares      Optional Shares Which
         Underwriter                                 to be Purchased           May Be Purchased
         -----------                                 ---------------           ----------------
Goldman, Sachs & Co...........................          1,692,000                   253,800
J.P. Morgan Securities Inc....................          1,692,000                   253,800
Morgan Stanley & Co. Incorporated.............          1,692,000                   253,800
Lehman Brothers Inc...........................          1,062,000                   159,300
UBS Securities LLC............................          1,062,000                   159,300
BNY Capital Markets, Inc. ....................            200,000                    30,000
NatCity Investments, Inc......................            200,000                    30,000
PNC Capital Markets, Inc......................            200,000                    30,000
Scotia Capital (USA) Inc......................            200,000                    30,000

                      Total...................          8,000,000                 1,200,000
                                                       ==========                ==========

                                                                       Annex A

                     Designated Subsidiaries of the Company


U.S. Steel Kosice, s.r.o

Transtar, Inc.

USS Portfolio Delaware, Inc.

                                                                       Annex B


                   Form of Opinion of Counsel for the Company

         (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

         (ii) The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization" and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

         (iii) All the outstanding shares of capital stock or other equity interests of each subsidiary of the Company (other than U.S. Steel Kosice, s.r.o. ("USSK") and other subsidiaries formed under the laws of nations other than the United States) have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned free from any liens, encumbrances and defects;

         (iv) The Designated Shares have been duly and validly authorized by the Company and, upon payment and delivery in accordance with the Agreement, will be validly issued, fully paid and non-assessable; the Designated Shares conform to the description thereof contained in the Prospectus.

         (v) Neither the Company nor any of its U.S. subsidiaries is in violation of its certificate of incorporation or by-laws or, to such counsel's knowledge, none of the Company, any of its U.S. subsidiaries or USSK is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except for such defaults and violations that would not, individually or in the aggregate, have a Material Adverse Effect.

         (vi) Each of the Company and its Designated Subsidiaries (other than
USSK) has power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect;

         (vii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court having jurisdiction over the Company, its U.S. subsidiaries or their respective properties is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Designated Shares, except for (i) the order of the Commission declaring the Registration Statement effective, which has been obtained and is in full force and effect, and (ii) any consent, approval, authorization, or order, or filing required pursuant to state "blue sky" laws or foreign securities laws;

         (viii) Except as described in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any Designated Subsidiary or any of their respective properties that, if determined adversely to the Company or any Designated Subsidiary could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings are threatened;

         (ix) The issuance and sale of the Designated Shares by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) the Delaware General Corporation Law or those laws, rules and regulations of the State of Pennsylvania and the federal laws of the United States (excluding, with respect to federal securities law, the antifraud provisions thereof), in each case, which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement ("Applicable Law") or (B) the respective charters or limited liability company agreements or by-laws of the Company and the Designated Subsidiaries (other than USSK), (C) to such counsel's knowledge after due inquiry, orders of any court, regulatory tribunal, administrative agency or other governmental body with jurisdiction over the Company, any Designated Subsidiary or any of their respective properties or (D) to such counsel's knowledge after due inquiry, any agreement or instrument to which the Company or any Designated Subsidiary is a party or by which the Company or any Designated Subsidiary is bound or to which any of the properties of the Company or any Designated Subsidiary is subject; the Company has full power and authority to authorize, issue and sell the Designated Shares as contemplated by this Agreement;

         (x) The Registration Statement was declared effective under the Securities Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the documents incorporated by reference in the Registration Statement and the Prospectus, when filed with the Commission, conformed in all material respects with the requirements of the Exchange Act;

         (xi) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

         (xii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Designated Shares registered pursuant to the Registration

Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

         (xiii) The Company is not and, after giving effect to the offering and sale of the Designated Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act; and

         (xiv) Neither the issuance, sale and delivery the Designated Shares nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

         Such counsel shall also state that he has participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date or each Time of Delivery contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which such counsel need express no belief).

         In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

         The opinion described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                       Annex C

             [Form of Opinion of Slovakian Counsel for the Company]

         (i) USSK has been duly organized and is an existing limited liability company in good standing under the laws of the Slovak Republic, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and USSK is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

         (ii) Each of the Significant Slovak Subsidiaries (as defined below) has been duly organized and is an existing limited liability company in good standing under the laws of the Slovak Republic, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Significant Slovak Subsidiary is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding equity interests of each Significant Slovak Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and the equity interests of each Significant Slovak Subsidiary owned by USSK, directly or through subsidiaries, are owned free from liens, encumbrances and defects. A "Significant Slovak Subsidiary" is any subsidiary of USSK that is a "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X, substituting 5% thresholds for the 10% thresholds throughout such definition) of USSK.

         (iii) All outstanding equity interests of USSK have been duly authorized and validly issued, are fully paid and nonassessable;

         (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court having jurisdiction over USSK, its subsidiaries or their respective properties in the Slovak Republic or any political subdivision thereof is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Designated Shares by the Company;

         (v) The issuance and sale of the Designated Shares by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute or any rule or regulation in the Slovak Republic or any political subdivision thereof, (B) the respective organizational documents of USSK and the Significant Slovak Subsidiaries; (C) orders of any court, regulatory tribunal, administrative agency or other governmental body with jurisdiction over USSK, any Significant Slovak Subsidiary or any of their respective properties or (D) any agreement or instrument to which USSK or any Significant Slovak Subsidiary is a party or by which USSK or any Significant Slovak Subsidiary is bound or to which any of the properties of USSK or any Significant Slovak Subsidiary is subject; and

         (vi) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings in the Slovak Republic or any political subdivision thereof and contracts and other documents relating to USSK are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings in the Slovak Republic or any political subdivision thereof required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents relating to USSK of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

         In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

         The opinion described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                        Annex D

              [Form of Opinion of Outside Counsel for the Company]


         (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware;

         (ii) The Designated Shares delivered on the Closing Date have been duly authorized and, when issued and delivered by the Company to and paid for by the Underwriters in accordance with the terms of the Agreement, will have been validly issued, and will be fully paid and non-assessable;

         (iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company; and

         (iv) The statements made in the Prospectus under the captions "Description of Capital Stock" insofar as they purport to constitute summaries of the terms of the Designated Shares constitute an accurate summary of the terms of the Designated Shares in all material respects and the statements in the Prospectus under the heading "Certain United States Tax Considerations to Non-U.S. Holders", to the extent that they constitute summaries of matters of United States federal income tax law or regulations promulgated thereunder, fairly summarize the matters described therein in all material respects.

         Such counsel shall also state that he has participated in conferences with representatives of the Company, representatives of the Representatives and their counsel and representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that any part of the Registration Statement, at the time such part became effective, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date or each Time of Delivery contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which such counsel need express no belief).

         In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

         The opinion described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                      Annex E

        Names of Directors and Officers Subject to the Lock-Up Provision


Roy G. Dorrance           Vice Chairman, and Member of the Board of Directors

James D. Garraux          Vice President-Labor Relations

John H. Goodish           Executive Vice President-Operations

Gretchen R. Haggerty      Executive Vice President, Treasurer and Chief
                          Financial Officer

J. Paul Kadlic            Executive Vice President-Commercial

Dan D. Sandman            Vice Chairman and Chief Legal & Administrative
                          Officer, General Counsel & Secretary, and Member of the Board of Directors

Larry G. Schultz          Vice President & Controller

Thomas W. Sterling III    Senior Vice President-Human Resources

Terrance D. Straub        Senior Vice President-Public Policy and Governmental
                          Affairs

John P. Surma, Jr.        President and Chief Operating Officer, and Member of
                          the Board of Directors

Stephan K. Todd           Vice President-Law and Environmental Affairs

Thomas J. Usher           Chairman of the Board and Chief Executive Officer

J. Gary Cooper            Member of the Board of Directors

Robert J. Darnall         Member of the Board of Directors

John G. Drosdick          Member of the Board of Directors

Shirley Ann Jackson       Member of the Board of Directors

Charles R. Lee            Member of the Board of Directors

Frank J. Lucchino         Member of the Board of Directors

Seth E. Schofield         Member of the Board of Directors

Douglas C. Yearley        Member of the Board of Directors